UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On May 12, 2016, Seventy Seven Energy Inc. (the “Company”) and all of its wholly owned subsidiaries entered into a Second Amended and Restated Restructuring Support Agreement (the “Second Amended and Restated Restructuring Support Agreement”) with (i) certain lenders representing approximately 100% of the outstanding principal amount under the Company’s Incremental Term Supplement (Tranche A) loan, (ii) certain lenders representing approximately 86% of the outstanding principal amount of loans under the Company’s $400 Million Term Loan Credit Agreement dated June 25, 2014, (iii) certain noteholders collectively owning or controlling approximately 63% of the aggregate outstanding principal amount of the 6.625% senior unsecured notes due 2019 of Seventy Seven Operating LLC and Seventy Seven Finance, Inc., wholly owned subsidiaries of the Company and (iv) certain noteholders (the “Consenting 2022 Noteholders”) collectively owning or controlling over 50% of the aggregate outstanding principal amount of the 6.50% senior unsecured notes due 2022 of the Company.

The Second Amended and Restated Restructuring Support Agreement, which supersedes the previously announced Amended and Restated Restructuring Support Agreement dated May 3, 2016, was entered into to, among other items, add the Consenting 2022 Noteholders as parties to the agreement, which will require these parties to support the consensual Joint Prepackaged Plan of Reorganization (the “Plan”) to be filed under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”). In exchange for their support, the Consenting 2022 Noteholders, will, among other things, be entitled to appoint a board observer and consultation rights with respect to the appointment of independent members of the reorganized Company’s Board of Directors.

The other terms and conditions of the Second Amended and Restated Restructuring Support Agreement were not modified from those that have been previously disclosed by the Company.

The foregoing description of the Second Amended and Restated Restructuring Support Agreement, including the term sheet attached thereto, does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Restructuring Support Agreement (to which the term sheet is attached), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosures.

On May 13, 2016, the Company issued a press release announcing the Second Amended and Restated Restructuring Support Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the exhibits incorporated by reference herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified as being incorporated by reference in the registration statement.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “project,” “predict,” “potential,” “targeting,” “exploring,” “intend,” “could,” “might,” “should,” “believe” and similar expressions. These statements involve known and unknown risks and uncertainties and involve assumptions that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in these forward-looking statements are reasonable, but cannot assure you that these expectations will prove to be correct. The Company cautions you not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the filing date.

Factors that could cause the Company’s results to differ materially include: (i) risks and uncertainties associated with bankruptcy proceedings, including the ability to consummate the transactions contemplated by the Second Amended and Restated Restructuring Support Agreement on the time frame contemplated therein; (ii) the potential adverse effects of Chapter 11 proceedings on the Company’s liquidity or results of operations; (iii) the ability to operate the business during this process; (iv) the effects of a bankruptcy filing on the Company’s business and the interests of various creditors, equity holders and other constituents; (v) the length of time the Company will operate under Chapter 11; (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the plan of reorganization; (vii) loss of customer orders, disruption in the supply chain and loss of the ability to maintain vendor relationships; (viii) general economic or business conditions affecting the markets the Company serves; (ix) market prices for oil and natural gas; (x) dependence on Chesapeake Energy Corporation and its working interest partners for a majority of revenues and the Company’s ability to secure new customers or provide additional services to existing customers; and (xi) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Restructuring Support Agreement dated May 12, 2016.

99.1	Press Release issued by Seventy Seven Energy Inc. dated May 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 13, 2016	SEVENTY SEVEN ENERGY INC.

	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Restructuring Support Agreement dated May 12, 2016.

99.1	Press Release issued by Seventy Seven Energy Inc. dated May 13, 2016.